Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Initial Statement on Schedule 13G with respect to the shares of Common Stock of Iovance Biotherapeutics, Inc., dated as of December 30, 2022, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: December 30, 2022

MHR Capital Partners Master Account LP

By:	/s/ Janet Yeung
Name:Janet Yeung
Title:Authorized Signatory

MHR ADVISORS LLC

By:	/s/ Janet Yeung
Name:Janet Yeung
Title:Authorized Signatory

MHRC LLC

By:	/s/ Janet Yeung
Name:Janet Yeung
Title:Authorized Signatory

MHR FUND MANAGEMENT LLC

By:	/s/ Janet Yeung
Name:Janet Yeung
Title:Authorized Signatory

MHR HOLDINGS LLC

By:	/s/ Janet Yeung
Name:Janet Yeung
Title:Authorized Signatory

MARK H. RACHESKY, M.D.

By:	/s/ Janet Yeung, Attorney in Fact